Exhibit 3.2
                                                                 -----------


                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
          TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

               --------------------------------

                  Pursuant to Section 242 of the
        General Corporation Law of the State of Delaware

               --------------------------------


          The undersigned, the President of Touchstone Applied
Science Associates, Inc., a Delaware corporation (the
"Corporation"), does hereby certify as follows:

          1.   The name of the Corporation is Touchstone
Applied Science Associates, Inc.

          2. Article [4] of the Certificate of Incorporation is hereby amended by adding at the end thereof, the following:

               "Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each four shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"), provided, that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than four (4) shares of Existing Common Stock or of any holder of any number of shares of Existing Common Stock which, when divided by four (4), does not result in a whole number (a "Fractional Share Holder"), such Fractional Share Holder shall receive in lieu of a fractional share of New Common Stock a cash payment from the Corporation determined by multiplying such fractional share interest by four times the arithmetic mean average closing bid price per share of Existing Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

               The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

               From and after the Effective Date, the term "New Common Stock" as used in this Article [4] shall mean Common Stock as provided in this Certificate of Incorporation. The par value of the Common Stock shall remain as otherwise provided in Article [4] of this Certificate of Incorporation."

          3. The foregoing Amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation at a meeting of the Board of Directors of the Corporation on December 15, 1998, at which a quorum was present and acting throughout. The Board of Directors declared the advisability of the Amendment and directed that the Amendment be submitted to the stockholders of the Corporation for approval.

          4. At the Annual Meeting of Stockholders of the Corporation held on March 4, 1999, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the Amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          5. This Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

          The undersigned, being the President of the Corporation, for the purpose of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on March 4, 1999.


                              TOUCHSTONE APPLIED SCIENCE
                              ASSOCIATES, INC.

                              By: /s/ ANDREW L. SIMON
                                 -------------------------------------
                                 Andrew L. Simon, Chairman,
                                 President and Chief Executive Officer


ATTEST:


/s/ LINDA G. STRALEY
----------------------------
Linda G. Straley
Vice President and Secretary